Exhibit 99.1

Ault Global Holdings’ Coolisys Power Electronics Receives $10.5 Million Order for Residential Electric Vehicle Chargers

Las Vegas, NV, March 25, 2021 – Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company (the “Company”), announced today that its power electronics business, Coolisys Technologies Corp. (“Coolisys”), has received a $10.5 million purchase order for 30,000 7kW residential EV charging systems. Coolisys received the purchase order in conjunction with entering into a three-year Purchase and Resale Agreement (“Agreement”) for the residential chargers with Origin Micro and its subsidiary, iNetSupply.com (collectively, “iNet”). Coolisys anticipates that it will, in connection with fulfilling the purchase order, sell accessories to the residential charging EV systems in the approximate amount of $1.5 million through iNet. The 7kW wall-mount charging system runs on 208/240 volts and is compatible with the SAE J1772 charging connector, with the option to add an adapter to charge Tesla vehicles.

iNet is a leader in distributing new products for many popular brands including Lenovo, Dell, HP and Cisco through its strong relationships with traditional and e-commerce channels and platforms. The 7kW wall-mount residential charger and its peripherals will be available for purchase and preorder at iNetSupply.com. We expect that the 7kW wall-mount charger and peripherals will during the next few months be listed on Newegg.com, NeweggBusiness.com, Amazon.com, eBay.com and Walmart.com. iNet is highly regarded for delivering product integrity and customer service to businesses and consumers.

iNet’s President, Donald G. Doney, Jr. stated, “The future of humanity’s daily transportation lies in the development of EV and EV infrastructure. Affordable, rapid charging of those millions of EV’s requires expertly engineered devices that are easy to use and install. We are excited to enter this agreement with Coolisys and navigate the growth of Coolisys’ groundbreaking residential line of chargers to the public.”

Coolisys’ President and CEO, Amos Kohn said, “We are pleased to announce this purchase and resale agreement with iNet along with our second purchase order from iNet. We look forward to cultivating the opportunities that iNet can provide in what we anticipate being a burgeoning relationship. iNet provides the level of experience, knowledge, integrity and professionalism that we believe to be required to launch, manage, and grow our residential EV charging product line. We believe our EV residential charger product line will be well positioned to address the expected rapid expansion of infrastructure required to support broad adoption of electric vehicles globally.”

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holding’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

About Coolisys Technologies Corp.

Coolisys designs and manufactures innovative, feature-rich, and top-quality power products for mission-critical applications in the harshest environments and life-saving, life sustaining applications and electric vehicle supply equipment across diverse markets including automotive, defense/aerospace, medical/healthcare, industrial and telecommunications. Coolisys’ headquarters are located at 1635 South Main Street, Milpitas, CA 95035; www.Coolisys.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235